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                                                                    EXHIBIT 10.6


                              LEGACY BRANDS, INC.

                       1996 EMPLOYEE STOCK PURCHASE PLAN


        The following constitute the provisions of the 1996 Employee Stock Purchase Plan of Legacy Brands, Inc., a California corporation (the "Company").

1. Purpose: The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through recourse promissory notes or any other means approved by the Board.

2.      Definitions As used herein, the following definitions shall apply:

        (a) "Administrator" means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 19 of the Plan.

        (b)     "Board" means the Board of Directors of the Company.

        (c)     "Code" means the Internal Revenue Code of 1986, as amended.

        (d)     "Common Stock" means the Common Stock of the Company.

        (e)     "Company" means Legacy Brands, Inc., a California corporation.

        (f)     LEFT INTENTIONALLY BLANK

        (g) "Designated Subsidiaries" shall mean the Subsidiaries which have been designated by the Board of Directors (the "Board") from time to time in its sole discretion as eligible to participate in the Plan.

        (h) "Employee" shall mean any individual who is an Employee of the Company for tax purposes whose customary employment with the Company is at least twenty hours per week and more than five months in any calendar year. For the purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company. Where the period of leave exceeds 90 days and the individual's right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the 91st day of such leave.






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        (i)     "Fair Market Value" shall mean, as of any date, the value of
Common Stock determined as follows:

                (1) If the Common Stock is fisted on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or the National SmallCap Market of the Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable, or;

                (2) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean of the closing bid and asked prices for the Common Stock on the date of such determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable, or;

                (3) In the absence of a public market for the Common Stock, the price at which securities of reasonably comparable corporations, if any, in the same industry are being traded, subject to appropriate adjustments for any dissimilarities, or;

                (4) In the absence of a public market for the Common Stock or comparable securities, the Fair Market Value shall be determined in good faith by the Board based on earnings history, book value and prospects of the Company in light of market conditions generally.

        (j)     "Plan" shall mean the Employee Stock Purchase Plan,

        (k) "Subsidiary" shall mean a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

        (1) "Trading Day" shall mean a day on which national stock exchanges and the Nasdaq system are open for trading.

3. Eligibility Any Employee (as defined in Section 2(h)), who shall be employed by the Company shall be eligible to participate in the Plan.

4. Participation An eligible Employee, as determined by the Board, may become a participant in the Plan by completing a Restricted Stock Purchase Agreement in the form of Exhibit A attached to this Plan and filing it with the Company's Secretary

5. Purchase of Shares and Purchase Price. The Company shall sell and assign to Employee free and clear of any and all liens and charges Shares of the Company in exchange for the Purchase Price. As consideration for the Shares, the Employee shall execute a promissory note, in favor of the Company in an amount and bearing interest at a rate determined by the Board (the



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"Purchase Price") as provided in the Restricted Stock Purchase Agreement. The
Purchase Price shall be at least 85% of the Fair Market Value of the Shares at the time the Employee is granted the right to purchase the Shares under the Plan or at the time the purchase is consummated, or 100% of the Fair Market Value of the Shares at the time the Employee is granted the right to purchase Shares under the Plan or when the purchase is consummated, in the case of any Employee who beneficially owns more than 10% of the total combined voting power of all classes of stock of the Company.

6. Purchase Rights, Vesting and Deposit gf Shares. Until such time as the Employee's right to transfer, convey and assign the Shares has been perfected the Shares will be deposited with the Pledge Holder pursuant to the terms and conditions of a Stock Pledge Agreement. The right to transfer, convey and assign the Shares, or any portion thereof, will vest quarterly, but will only be exercisable annually on each anniversary of the date specified in the Restricted Stock Purchase Agreement, as determined by the Board, over a period of no less than three and no more than ten years from such date (the "Purchase Rights"). The Board shall have the authority to determine, in its sole discretion, the date of vesting. In no event will there be a pro-rata vesting of the Purchase Rights, unless the Board waives this requirement. The Board, in its sole discretion, may accelerate vesting without regard to years of service. The Employee's right to purchase the Shares is conditioned upon his continued service as an employee under the Employment Agreement with the Company.

7. Repurchase Rights. Once any portion of the Shares has vested and corresponding payments have been made under the Promissory Note, or the debt has been satisfied or forgiven, such Shares shall not be subject to repurchase by the Company.

The Company shall have the right to repurchase any unvested portion of the Shares (the "Repurchase Right") for the price and on the terms specified by
Section 8. In the event the Employee is terminated for other than cause pursuant to the Employment Agreement between the Employee and the Company, and a portion of the Shares has vested, but the Promissory Note has neither been satisfied nor forgiven, the Employee shall have a period of thirty (30) days from such termination to make the necessary payments under the Promissory Note. Failure to pay any amounts due within thirty days will subject such Shares to repurchase by the Company.

8. Purchase, Price. Terms and Conditions for Repurchases. The price with respect to the exercise of a Repurchase Right shall be either (i) a price which is the higher of the Purchase Price or Fair Market Value on the date of termination of employment if the Repurchase Right must be exercised within 90 days of termination of employment for cash or cancellation of indebtedness for the Shares, and the right terminates when the Company's securities become publicly traded, or (ii) the Purchase Price provided that (a) the right to repurchase at the Purchase Price lapses at the rate of at least 20% per year over 5 years from the date the Shares were purchased, which rights must be exercised within 90 days of termination of employment for cash or cancellation of indebtedness for the Shares, and (b) if the Repurchase Right is assigned, the assignee must pay the Company upon assignment of the Repurchase Right cash equal to the difference between the



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Purchase Price and the Fair Market Value if the Purchase Price is less than Fair
Market Value (collectively the "Repurchase Price"). The Company shall notify the Employee, in writing, of its intent to exercise its Repurchase Right. The Employee shall, within fifteen (15) days of the receipt of such notice, deliver the Shares to be repurchased according to the instructions of the Company. Said Shares shall be transferred to the Company free and clear of all liens, charges or encumbrances.

9. Effect of Termination of Employment. If the Employee's employment or other relationship with the Company (or a Subsidiary) terminates, the effect of the termination on the Employee's rights to acquire Shares shall be as follows:

        9.1 Termination for Other than Disability, Cause or Death. If the Employee ceases to be employed by the Company or a Subsidiary for any reason other than for disability, cause or death, the Purchase Rights pursuant described in Section 6 shall expire not later than one (1) month after the Company issues a certificate of vesting to the Employee. During such one (1) month period and prior to the expiration of the Purchase Right, the Employee may exercise any right to purchase Shares granted to him, but only to the extent and in such amount that such right existed on the date of termination of his employment. The decision as to whether a termination for a reason other than disability, cause or death has occurred shall be made by the Board, whose decision shall be final and conclusive, except that employment shall not be considered terminated in the case of sick leave or other bona fide leave of absence approved by the Company,

        9.2 Disability. If the Employee ceases to be employed by the Company or a Subsidiary by reason of disability (within the meaning of Code Section 22(e)(3)), the Employee shall be deemed to be fully vested and shall be entitled to all of the Shares hereunder conditioned upon payment in full, or satisfaction, of the Promissory Note. The decision as to whether a termination by reason of disability has occurred shall be made by the Board, whose decision shall be final and conclusive,

        9.3 Termination for Cause. If the Employee's employment by the Company or a Subsidiary is terminated for cause, that portion of the Purchase Rights which has not vested shall expire immediately and any Shares that have vested and have not been paid for shall be forfeited and any remaining balance due under the Promissory Note shall be canceled; provided, however, the Board may, in its sole discretion, within thirty (30) days of such termination, waive the expiration of the Purchase Rights by giving written notice of such waiver to the Employee at such Employee's last known address. In the event of such waiver, the Employee may exercise the Purchase Rights only to such extent, for such time, and upon such terms and conditions as if such Employee had ceased to be employed by the Company or a Subsidiary upon the date of such termination for a reason other than disability, cause or death. In addition, the Company shall have up to thirty (30) days after the date of termination to exercise its Repurchase Rights to the Shares, or any portion thereof, or to waive such rights and provide notice of such exercise or waiver to the Pledge Holder. Termination for cause shall include any conduct so defined by the Employment Agreement between the Company and the Employee, or any conduct detrimental to the interests



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of the Company or a Subsidiary. The determination of the Board with respect to whether a termination for cause has occurred shall be final and conclusive.

        9.4 Death of an Employee. If an Employee ceases to be employed by the Company by reason of death, the Employee shall be deemed to be fully vested and shall be entitled to all of the Shares hereunder conditioned upon the payment in full, or satisfaction, of the Promissory Note. The Purchase Rights shall expire six (6) months after the Company issues a certificate of vesting to the Employee, or his heirs, or his estate. The Purchase Rights may be transferred by will or the applicable laws of descent and distribution, but only to the extent such rights were exercisable on the date Employee ceased to be employed by the Company or a Subsidiary by reason of death.

10. Transferability of Purchase Rights. The Purchase Rights shall not be transferable, either voluntarily or by operation of law, otherwise than by will or the laws of descent and distribution, and shall be exercisable during the Employee's lifetime only by Employee.

11. Transferability of Shares. The Employee may transfer, assign or convey Shares only upon delivery of a certificate of vesting, an opinion of legal counsel to the Company, a certificate from the Company verifying that payment or satisfaction has been made under the Promissory Note, and a certificate from the Company waiving its Repurchase Rights to the Pledge Holder. Pursuant to the terms of the Employment Agreement by and between the Company and the Employee, the Employee shall be entitled to receive annually, based on a quarterly calculation, a certificate of vesting from the Employer, but shall only be able to dispose of vested Shares upon each anniversary of the date specified in the Restricted Stock Purchase Agreement. The Company may waive any of the foregoing requirements and in such event shall notify the Pledge Holder of the same.

12. Cancellation of Indebtedness; Refund of Purchase Price. In the event the Board, or Company, decides to forgive any indebtedness in connection with the promissory notes executed in connection with the Plan by a person who has entered into an Employment Agreement with the Company, then any person then under an Employment Agreement that has made the required payments for vested Shares shall be entitled to a refund of the Purchase Price, or any portion thereof, payable in cash or equity securities of the Company.

13. Adjustments Upon Changes in Capitalization. As used herein, the term "Adjustment Event" means an event pursuant to which the outstanding Shares of the Company are increased, decreased or changed into, or exchanged for a different number or kind of shares or securities, without receipt of consideration by the Company, through reorganization, merger, recapitalization, reclassification, stock split, reverse stock split, stock dividend, stock consolidation or otherwise. Upon the occurrence of an Adjustment Event, (i) appropriate and proportionate adjustments shall be made to the number and kind and price for the shares subject to the Purchase Rights, and (ii) appropriate amendments to the Restricted Stock Purchase Agreement shall be executed by the Company and Employee if the Board determines that such an




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amendment is necessary or desirable to reflect such adjustments. If determined by the Board to be appropriate, in the event of an Adjustment Event which involves the substitution of securities of a company other than the Company, the Board shall make arrangements for the assumptions by such other corporation of the Purchase Rights. Notwithstanding the foregoing, any such adjustment to the Purchase Rights shall be made without change in the total price applicable to the unvested portion of the Purchase Rights, but with an appropriate adjustment to the number of shares, kind of shares and price for each share subject to the Purchase Rights. The determination by the Board as to what adjustments, amendments or arrangements shall be made pursuant to this Section 13, and the extent thereof, shall be final and conclusive. No fractional Shares shall be issued on account of any such adjustment or arrangement.

14. Time of Vesting. The time the Purchase Rights shall be deemed vested shall be quarterly over a period of three years from the date determined by the Board and specified in the Restricted Stock Purchase Agreement.

15. Privileges of Stock Ownership. The Employee shall be entitled to the privileges of stock ownership as of the date of the Restricted Stock Purchase Agreement as to all Shares to be issued and delivered to the Employee pursuant to such agreement. No Shares shall be transferred by the Employee upon the exercise of any Purchase Rights unless and until, in the opinion of the Company's counsel, any then applicable requirements of any laws, or governmental or regulatory agencies having jurisdiction, and of any exchanges upon which the stock of the Company may be listed shall have been fully complied with.

16. Securities Law Compliance. The Company will diligently endeavor to comply with all applicable securities laws before any stock is issued pursuant to the Plan or related agreements. Without limiting the generality of the foregoing, the Company may require from the Employee such investments representation or such agreement, if any, as counsel for the Company may consider necessary in order to comply with the Securities Act of 1933 as then in effect, and may require that the Employee agree that any sale of the Shares will be made only in such manner as is permitted by the Board. The Employee shall take any action reasonably requested by the Company in connection with registration or qualification of the Shares under federal or state securities laws.

17. Shares Subject to Legend. If deemed necessary by the Company's counsel, all certificates issued to represent Shares purchased upon exercise of the Purchase Rights shall bear such appropriate legend conditions as counsel for the Company shall require.

18.     Conditions to Purchase Rights.

        18.1 Compliance with Applicable Laws. The Company's obligation to issue Shares is conditioned upon the completion by the Company of any registration or other qualification of such Shares under any state and/or federal law or rulings or regulations of any governmental regulatory body, or the making of such investment representations or other




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representations by the Employee or any person entitled to exercise the Purchase
Rights order to comply with the requirements of any exemption from any such registration or other qualification of Shares which the Board shall, in its sole discretion, deem necessary or advisable. Such required representations and undertakings may include representations and agreements that the Employee or any person entitled to exercise the Purchase Rights (i) is not purchasing such Shares for distribution, and (ii) agrees to have placed upon the face and reverse of any certificates a legend setting forth any representations and undertakings which have been given to the Board or a reference thereto.

        18.2 Maximum Exercise Period. Notwithstanding any provision of the Restricted Stock Purchase Agreement to the contrary, the Purchase Rights shall expire no later than six years from the date hereof or five years if, as of the date hereof, the Employee owns or is considered to own by reason of Code Section 424(d) more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary or parent corporation of the Company.

        18.3 Opinion of Counsel. The Company's obligation to issue Shares to the Employee is expressly conditioned upon the receipt of an opinion from counsel to the Company certifying that the issuance of Shares and exercise of Purchase Rights is not in violation of any state and/or federal law or rulings or regulations of any governmental body.

19. Shares. The maximum number of Shares of the Company's Common Stock which shall be made available for sale under the Plan shall be five hundred thousand (500,000) shares, subject to adjustment upon changes in capitalization of the Company as provided in Section 13 hereof. If, on a given date, the number of Shares with respect to which Purchase Rights are to be exercised exceeds the number of Shares then available under the Plan, the Company shall make a pro rata allocation of the Shares then remaining available for purchase in an uniform manner as is practicable and as it shall determine to be equitable.

20. Shareholder Approval. The Plan is subject to approval of the shareholders of the Company within 12 months after Board adoption. Any Shares purchased prior to shareholder approval will be rescinded if shareholder approval is not obtained before the expiration of the 12 month period. The Shares subject to this Plan shall not be counted in determining shareholder approval of this Plan.

21.     Administration.

        21.1 Administrative Body. The Plan shall be administered by the Board or a committee of members of the Board appointed by the Board. The Board or its committee shall have full and exclusive discretionary authority to construe, interpret and apply terms of this Plan, to determine eligibility and adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Board or its committee shall, to the full extent permitted by law, be final and binding upon all parties.






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        21.2    Rule 16b-3 Limitations. Notwithstanding the provisions of
Subsection 20.1, in the event Rule 16b-3 promulgated under the Securities Act of 1934, as amended (the "Exchange Act"), or any successor provision ("Rule 16b-3 ") provides specific requirements for the administrators of plans of this type, the Plan shall be administered only by such a body and in such a manner as shall comply with the applicable requirements of Rule l6b-3. Unless permitted by Rule 16b-3, no discretion concerning decisions regarding the Plan shall be afforded to any committee or person that is not "disinterested" as that term is used in Rule 16b-3.

        22. Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the shareholders of the Company. It shall continue in effect for a term of ten (10) years unless sooner terminated pursuant to Section 23.

        23. Amendment or Termination. The Board may at any time and for any reason terminate or amend the Plan. No such termination can affect Purchase Rights previously granted. No amendment may make any change to Purchase Rights already granted which adversely affects the rights of any participant. To the extent necessary to comply with Rule 16b-3, the Company shall obtain shareholder approval in such manner and to such degree as required.









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